EXHIBIT 15




November 11, 1994




Securities and Exchange Commission
500 North Capital Street
Washington, D.C.  20459

RE:  The Upjohn Company
     Registration on Form 10-Q

We are aware that our report dated October 17, 1994, on our review of interim financial information of The Upjohn Company and Subsidiaries for the period ended September 30, 1994, and for the three-month periods ended September 30, 1994 and 1993 included in this Form 10-Q is incorporated by reference in the Company's prospectus in Form S-3 Registration Statement (No. 33-60304), the prospectus in Form S-3 Registration Statement (No. 2-88841), the prospectus in Form S-3 Registration Statement (No. 33-42210), the prospectus in Form S-8 Registration Statement (No. 33-14461), as amended and supplemented and in the Form S-8 Registration Statement (No. 33-15021). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

Very truly yours,



COOPERS & LYBRAND L.L.P.